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                                                                     EXHIBIT 99j



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Other Service Providers" in the Registration Statement (Form N-1A) of American AAdvantage Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 41 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387) and this Amendment No. 42 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4984).


                                                           /s/ ERNST & YOUNG LLP

Dallas, Texas
September 28, 2002